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                                                                    EXHIBIT 11

                               APPLIED POWER INC.
                       COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           Years ended August 31,
                                                                                ----------------------------------------------
PRIMARY                                                                         1994               1993               1992
- - -------                                                                         ----               -----              ----
Average shares outstanding                                                        13,057             12,977              12,938
Net effect of dilutive options based
   on the treasury stock method
   using average market price                                                        232                122                 143
                                                                                --------           --------           ---------
       Total                                                                      13,289             13,099              13,081
Net Earnings (Loss)
   Earnings from continuing operations
      before cumulative effect of
      accounting change                                                         $ 16,896           $  7,086           $   8,453
   Cumulative effect of accounting change                                                            (4,355)
   Discontinued operations                                                          (348)            (3,782)            (32,858)
                                                                                --------           --------           ---------
       Net Earnings                                                             $ 16,548           $ (1,051)          $ (24,405)
Primary Earnings (Loss) per share:
   Earnings from continuing operations
      before cumulative effect of
      accounting change                                                         $   1.27           $   0.54           $    0.65
   Cumulative effect of of accounting change                                                          (0.33)
   Discontinued operations                                                         (0.03)             (0.29)              (2.51)
                                                                                --------           --------           ---------
       Net Earnings                                                             $   1.25           $  (0.08)          $   (1.87)
                                                                                ========           ========           =========


FULLY DILUTED
- - -------------
Average shares outstanding                                                        13,057             12,977              12,938
Net effect of dilutive options based
   on the treasury stock method
   using the greater of average
   or year-end market price                                                          420                127                 147
                                                                                --------           --------           ---------
       Total                                                                      13,477             13,104              13,085
Net Earnings (Loss):
   Earnings from continuing operations
      before cumulative effect of
      accounting change                                                         $ 16,896           $  7,086            $  8,453
   Cumulative effect of accounting change                                                            (4,355)
   Discontinued operations                                                          (348)            (3,782)            (32,858)
                                                                                --------           --------           ---------
       Net Earnings                                                             $ 16,548           $ (1,051)           $(24,405)
Primary Earnings (Loss) per share:
   Earnings from continuing operations
      before cumulative effect of
      accounting change                                                         $   1.25           $   0.54            $   0.65
   Cumulative effect of accounting change                                                             (0.33)
   Discontinued operations                                                         (0.03)             (0.29)              (2.51)
                                                                                --------           --------           ---------
       Net Earnings                                                             $   1.23           $  (0.08)           $  (1.87)
                                                                                ========           ========           =========
                                                                                  (B)                (A)                 (A)

(A)  Antidilutive
(B) Dilution of less than 3%, therefore not presented in Consolidated Statement of Earnings.